Exhibit 3.2

                            NOVASTAR FINANCIAL, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of NovaStar Financial, Inc., a Maryland corporation (the
"Corporation"), is hereby amended to decrease the par value of the shares of
Common Stock of the Corporation issued and outstanding immediately prior to the filing of these Articles of Amendment from $0.04 per share to $0.01 per share.

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the
Corporation as required by law. The amendment set forth herein is limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General
Corporation Law to be made without action by the stockholders of the
Corporation.

     THIRD: There has been no increase in the authorized stock of the
Corporation effected by the amendment to the charter of the Corporation as set forth above.

     FOURTH: The undersigned Chairman of the Board and Chief Executive Officer
acknowledges these Articles of Amendment to be the corporate act of the
Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board and Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board and
Chief Executive Officer and attested to by its Secretary on this 24th day of
July, 2007.

ATTEST:                                NOVASTAR FINANCIAL, INC.

By: /s/ Jeffrey D. Ayers               By:  /s/ Scott F. Hartman
   ---------------------------            ---------------------------
Name:  Jeffrey D. Ayers                 Name:  Scott F. Hartman
Title:  Secretary                       Title:  Chairman of the Board and
                                        Chief Executive Officer